Exhibit 99.01

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2010

I.              Introduction and Summary

A.            Introduction

This quarterly report is submitted by South Carolina Electric & Gas Company (“SCE&G” or “Company”) to the Public Service Commission of South Carolina (the “Commission”) and the South Carolina Office of Regulatory Staff (“ORS”).  It is submitted in satisfaction of the requirements of S.C. Code Ann. § 58-33-277 (Supp. 2009) and the terms of Commission Order No. 2009-104A.  This report provides updated information concerning the status of construction of V. C. Summer Nuclear Station Units 2 & 3 (the “Units”) and updates the capital cost and construction schedules for the Units as approved in Order No. 2009-104A and Order No. 2010-12.  Order No. 2009-104A is the base load review order related to the Units that was issued by the Commission on February 27, 2009.  The Commission approved updated capital cost schedules and construction milestone schedules for the Units in Order No. 2010-12.

On August 9, 2010, the South Carolina Supreme Court issued its opinion in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, Op. No. 26856 (S.C. Sup. Ct. filed August 9, 2010) (Shearouse Adv. Sh. No. 31 at 117) (the “Opinion”).  In the Opinion, the Court ruled that capital cost contingencies were not permitted as a part of approved capital cost forecasts under the Base Load Review Act.  The effect of this decision is to remove $438,291,000 in contingency funds from the capital cost estimates approved in Orders No. 2009-104A and 2010-12.  The court’s decision left open to SCE&G the option to petition the Commission to update the approved cash flow projections for the project to include additional costs.  The Base Load Review Act requires such updates to be allowed unless the additional costs are proven to be the result of imprudence by the utility.  In addition, the Supreme Court rules allow petitions for reconsideration of its opinions to be filed within fifteen (15) days of an opinion being issued.

This quarterly report and the financial analysis presented here were substantially complete at the time the Opinion was issued.  Because of time constraints, the Company determined that it was not feasible to update the financial analysis contained in this report to reflect the removal of contingencies from the capital cost projections for the project as

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approved by the Commission and the financial analyses based on them.  Accordingly, the financial data contained here reflects a $438,291,000 contingency pool which under terms of the Opinion must be removed from the Commission-approved capital cost projections going forward.  The Company intends to file updated information showing the effect of the removal of this contingency pool in the future.

B.            Structure of Report and Appendices

The current reporting period is the quarter ending June 30, 2010.  The report is divided into the following sections:

Section I:               Introduction and Summary;

Section II:              Progress of Construction of the Units;

Section III:            Anticipated Construction Schedules;

Section IV:            Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the inflation indices);

Section V:              Updated Schedule of Anticipated Capital Costs; and

Section VI:             Conclusion.

Appendices 1, 2, and 4 to this report contain detailed financial, milestone and other information updating the schedules approved by the Commission in Order No. 2010-12. For reference purposes, Appendix 3 provides a copy of the approved capital cost schedule for the project without adjustments in the form approved in Order No. 2010-12.

A confidential and a public version of this report and its attachments are being provided.  All cost information presented reflects only SCE&G’s share of the project’s cost.

C.            Construction Schedule and Milestones

As the report indicates, the Company has met all current milestones approved by the Commission in Order No. 2010-12, as adjusted pursuant to contingencies authorized in Order No. 2009-104A.  There are 146 separate milestones.  Of these, 53 have been completed as of June 30, 2010.  Comparing the milestone completion dates for this quarter to the milestone dates approved by the Commission in Order No. 2010-12, the completion dates of 50 milestones have changed.  Of these, 30 have been accelerated and 20 have been delayed for between one and nine months.

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D.            Construction Costs and Cost Forecasts

As this report indicates, the Company is on track to complete the Units at the original construction cost forecast of $4.5 billion in 2007 dollars, net of Allowance for Funds Used During Construction (“AFUDC”), that the Commission approved in Order No. 2009-104A.  However, the Opinion will require the Commission-approved capital cost forecast to be reduced to $4.1 billion to reflect removal of the $438 million capital cost contingency fund.   SCE&G’s actual and forecasted use of contingency funds is set forth on Appendix 2, Chart C attached to this report.  As indicated on Appendix 2, Chart C, SCE&G presently forecasts using $83.8 million in contingency funds during the course of the project.  In future filings with the Commission, SCE&G plans to seek the inclusion of additional costs in the approved capital costs of the project.

In Order No. 2009-104A, the Commission recognized that forecasts of AFUDC expense and escalation would vary over the course of the project and required those forecasts to be updated with each quarterly report.  New escalation indices were issued in early May for the period July-December 2009 and those indices have been used in recalculating and re-forecasting project costs.  As Chart A below shows the forecasted construction cost for the project in 2007 dollars is unchanged.

Chart A: Reconciliation of Capital Cost ($000)*

Forecast Item	Projected 06/30/10 @ Five-Year Average Escalation Rates	Projected 03/31/10 @ Five-Year Average Escalation Rates	Change
Gross Construction	$6,226,742	$6,244,160	$(17,418)
Less: AFUDC	$329,766	$329,357	$409
Total Project Cash Flow	$5,896,976	$5,914,803	$(17,827)
Less: Escalation	$1,362,230	$1,380,056	$(17,826)
Capital Cost, 2007 Dollars	$4,534,746	$4,534,747	$(1)

* As discussed above, these figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

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Chart B compares the current forecast of gross construction costs, including escalation and AFUDC, to the forecast presented by the Company in Docket 2009-293-E.  This chart shows that, while the cost of the plant in 2007 dollars remains at the $4.5 billion level initially approved by the Commission, the gross construction cost including escalation and AFUDC is $649 million below the revised schedule forecast (but see the discussion above concerning the effects of the recent Supreme Court Opinion which reduces the Commission-approved target to $4.1 billion).  The reduction in the construction cost forecast is due to the changes in forecasted escalation rates when netted against other changes as discussed more fully below.

Chart B: Reconciliation of Capital Cost ($000)*

Forecast Item	Projected @ 06/30/10 (Five-Year Average Rates)	As Forecasted Or Approved In Order 2010-12	Change
Gross Construction	$6,226,742	$6,875,315	$(648,573)
Less: AFUDC	$329,766	$315,739	$14,027
Total Project Cash Flow	$5,896,976	$6,559,576	$(662,600)
Less: Escalation	$1,362,230	$2,024,829	$(662,599)
Capital Cost, 2007 Dollars	$4,534,746	$4,534,747	$(1)

* As discussed above, these figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

E.             Escalation Rates

As provided in Order No. 2009-104A, the most current twelve-month inflation indices are used to escalate costs occurring in the twelve-month period after the date of each quarterly report.  Five-year average rates are used to project costs more than twelve months beyond the date of each report.  As a result, with each quarterly filing, the costs for one quarter shift from being forecasted using the five-year indices to being forecasted using the twelve-month indices.   This results in a change in forecasted escalation even in quarters where no new escalation indices have been issued.  As stated above, new escalation indices were issued in May 2010 for the period July-December 2009 and those rates are reflected in this report.

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As shown on Appendix 4, utility construction cost escalation rates were at historically high levels during the period 2005-2008, and since then have begun to drop.  Current escalation rates are at historical lows.  However, the current five-year averages are now closer to historical rates than they were in certain past periods.  Current escalation rates are shown on Chart C, below.

Chart C: Handy-Whitman Escalation Rates

January 2010 Update

Escalation Rate
HW All Steam Index:
One Year Rate	-1.29%
Five Year Average	5.21%
Ten Year Average	4.32%
HW All Steam/Nuclear Index:
One Year Rate	-1.11%
Five Year Average	5.26%
Ten Year Average	4.34%
HW All Transmission Plant Index
One Year Rate	-4.14%
Five Year Average	5.74%
Ten Year Average	4.63%

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For supplemental analysis purposes, the Company has recomputed project cash flow, net of AFUDC, using both the one-year escalation rates and ten-year escalation rates.  As shown on Chart D below, the use of the ten-year rates generates results that are much more comparable to the results generated using the five-year rates than was the case in certain past periods.  Use of one-year rates over the long-term generates cost projections that remain low compared to historical experience.

Chart D: Reconciliation of Capital Cost ($000)*

Forecast Item	As Forecasted Or Approved In Order 2010- 12	Projected 06/30/10 @ Five-Year Average Escalation Rates	Recomputed Using One- Year Average Escalation Rates	Recomputed Using Ten- Year Average Escalation Rates
Capital Cost, 2007 Dollars	$4,534,747	$4,534,746	$4,534,747	$4,534,747
Plus: Escalation	$2,024,829	$1,362,230	$(67,320)	$1,186,353
Total Project Cash Flow	$6,559,576	$5,896,976	$4,467,427	$5,721,100
Change from Total Project Cash Flow as Forecasted in Order 2010-12	N/A	$(662,600)	$(2,092,149)	$(838,476)

* As discussed above, these figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

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F.             Increased AFUDC(1)

The change in AFUDC for the project is currently projected at $14.0 million compared to the forecast contained in Docket 2009-293-E.  Consistent with Order No. 2009-104A, SCE&G computes AFUDC based on the Federal Energy Regulatory Commission (“FERC”) approved methodology as applied to the balance of Construction Work in Progress (“CWIP”) that is outstanding between rate adjustments.  SCE&G’s AFUDC rate is currently 7.10% compared to the rate of 5.87% that applied in Docket 2009-293-E.  Standing alone, this increase in the AFUDC rate would increase the forecasted amount of AFUDC by $53 million. However, lower escalation rates have reduced the forecasted project cash flows thereby reducing AFUDC by $39 million to produce a $14.0 million net forecasted increase in AFUDC for the project.

G.            Contingency Usage and Availability

As Chart E below indicates, $2.3 million of the project contingency originally approved in Order No. 2009-104A was spent through the close of the current period.  Based on the Opinion of the Supreme Court that is discussed above, the $438 million contingency fund approved in Order No. 2009-104A must be removed from approved capital cost projections for the project, and the additional costs that are currently forecasted to be spent must be approved by the Commission to be recognized under the Base Load Review Act.

As discussed in more detail below, this $2.3 million reflects additional costs in 2009 and 2010 associated with Change Order Nos. 2 and 3 for the project and owner’s costs.  The $2.3 million in contingency used to date represents approximately 2.9% of the total contingency pool of $78.6 million that the Commission originally approved for 2010 and approximately 0.5% of the total contingency pool for the project of $438 million.

(1)  All AFUDC calculations contained in this section were based on the assumption that SCE&G would use the entire $438 million contingency fund approved in Order No. 2009-104A over the course of the project.  As discussed above, these figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

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Chart E: Contingency Usage in 2007 Dollars ($000)*

Item	As of 06/30/2010	As Approved Order 2010-12	Change
Total Project Contingency	$438,291	$438,291	$0
Cumulative Contingency to Date (Col. 1: Actual; Col. 2: Approved, year end)	$2,277	$78,628	$(76,351)
Project Contingency Remaining	$436,014	$359,663	$76,351
Percent of Project Contingency Remaining	99.5%	82.1%	17.4%

* As discussed above, these figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

As shown in more detail on Appendix 2, Chart C, and as discussed below, SCE&G currently forecasts that at the close of 2018 it will have used a cumulative total of $83.8 million of the $438 million contingency fund, in current dollars, that was originally approved by the Commission in Order No. 2009-104A.  Of this $83.8 million amount, $81.3 million represents forecasted changes in base costs for the project and the remaining $2.5 million represents forecasted changes related to escalation as a result of shifts in the timing of expenses. The $81.3 million currently forecasted to be used to cover increases in base costs of the project represent approximately 1.8% of the total unescalated project cost.  This forecasted use of $81.3 million is $22.4 million greater than the forecast provided as of March 31, 2010 principally due to further refinement in Owner’s cost calculations.  Appendix 2, Charts B and C provide a year-by-year statement of forecasted contingency use and changes in that forecast.  As discussed above, these figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

H.            Compliance with the Commission Approved Cumulative Project Cash Flow Target

Order No. 2009-104A established the Cumulative Project Cash Flow listed on Exhibit F to the Combined Application as the target for measuring the compliance of the project with the cost-related terms of that order.  Order No. 2010-12 updated Exhibit F to

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conform to the Performance Management Baseline Schedule provided by Westinghouse/Shaw on April 1, 2009.  Order No. 2009-104A provided that the applicable Cumulative Project Cash Flow target would be adjusted with each quarterly report to reflect updated escalation data and any use by the Company of the cost-related contingencies that the Commission approved in Order No. 2009-104A.  As discussed above, all the figures presented in these charts include the $438 million contingency fund that the Commission approved in Order No. 2009-104A.  The South Carolina Supreme Court has ruled that this fund may not be included in the Commission-approved capital cost projections for the project.  Adjusted figures will be provided in future filings.

Appendix 2, Chart A provides the Cumulative Project Cash Flow target updated for current escalation data.  The cash flow targets up to December 31, 2009 have been updated to reflect actual escalation rates up to that date.  The cash flow targets for the first quarter of 2010 and beyond have been updated based on the most recently available inflation indices which for purposes of this report are indices provided in May of 2010 that are current through December 31, 2009.  When actual indices for the period January 1, 2010 to June 30, 2010 become available, the 2010 cash flow data for the categories that are subject to indexed escalation will be revised to reflect the actual escalation rates.

Appendix 2, Chart B compares the approved Cumulative Project Cash Flow target to the current cumulative cash flow schedules for the project, which include actual costs where available and SCE&G’s working forecasts of annual cash flows for future years.  In addition, the figures presented on Appendix 2, Chart B and Chart C for 2009 and 2010 have been adjusted to reflect timing differences between the billing methodology under the EPC Contract and the calculation of the escalated cash flow targets under Order 2009-104A.  Under the EPC Contract, for periods where actual escalation rates are not available, Westinghouse/Shaw bills SCE&G based on a rolling 2-year average of the applicable Handy-Whitman rate and provides adjustments in the following period to reflect the actual rate when it is known.  An adjustment has been made to Appendix 2, Chart B to offset the timing difference related to Westinghouse/Shaw’s approach to estimated billings and credits which applies to those EPC cost categories that are subject to indexed escalation.  As shown on Appendix 2, Chart B, the total amount of the resulting adjustment for 2009 has been updated to $1.7 million based on actual escalation rates and the adjustment for the first six months of 2010 is calculated to be ($1.4 million).

Appendix 2, Chart B shows that, due to the effects of timing, the project cash flow in the period 2010-2018 will vary within a range of $29.4 million above to $62.3 million below target in each year.  As shown on Appendix 2, Chart B, the cumulative amount of funds necessary to cover changes in escalation due to these timing variances is $2.5 million over the life of the project.  In no year does the cumulative amount of additional expense associated with timing differences exceed $20.8 million.  The current

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forecast also shows that the total additional funds necessary to cover both escalation-related cost increases and changes in base cost estimates will be $83.8 million or 1.8% of the total project commitment, including contingency funds.

The projected cash flow figures presented here are in current dollars, and as indicated above include the $438 million contingency fund that the South Carolina Supreme Court has now ruled is not a proper part of the Commission-approved capital cost forecast for the project.  The contingency figures are presented in 2007 dollars before escalation.

II.            Progress of Construction of the Units

Construction of the project is progressing on schedule to meet the Unit 2 & 3 Substantial Completion dates of April 1, 2016 and January 1, 2019, respectively.  A summary of the status of the project is addressed in Section II.A-Section II.G below.

A.            Licensing and Permitting Update

1.             The Combined Operating License Application (COLA)

The COLA review process continues. Westinghouse (WEC) completed testing of the new design for the Shield Building on May 26, 2010 and submitted the test report to the Nuclear Regulatory Commission (NRC) on May 30, 2010.  After the test results are accepted by the NRC, Westinghouse intends to file with the NRC a Design Control Document (DCD) revision, DCD Revision 18. DCD Revision 18 will incorporate all of the responses to NRC questions and all of the updates to design matters that have been requested as part of the COLA review process and that are not part of prior amendments.  In light of its assessment of the anticipated schedule for review and approval of DCD Revision 18, SCE&G currently believes that the COL for Units 2 & 3 will be issued in late 2011 or early 2012.  This schedule for the issuance of the COL would impact certain aspects of the construction schedule for the Units.  However, Westinghouse/Shaw are conducting an analysis of whether changes in the construction program will be required to ensure that a COL issuance date of late 2011 will not adversely impact the scheduled Substantial Completion dates of Unit 2 or of Unit 3.  SCE&G will continue to carefully monitor and proactively manage this aspect of the COL schedule.  As the schedule for the filing and approval of DCD Revision 18 becomes better known, SCE&G and Westinghouse/Shaw will make any required revisions to the construction schedule to reflect the anticipated issuance date of the COL. SCE&G and Westinghouse/Shaw are evaluating steps that could be taken to accelerate construction if necessary and are confident that any delay in the issuance of the COL will not necessarily delay the Substantial Completion dates of

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the Units.  This continues to be a focus area. The status of the major COLA review areas is as follows:

a)                                      Nuclear Safety Review

The Staff of the NRC has completed its Phase 1 review to support development of the Safety Evaluation Report (SER) for the Units, which includes the COLA review and issuance of NRC Requests for Additional Information (RAIs) to SCE&G for resolution. The Phase 2 review continues with SCE&G responding to NRC questions.  The Phase 2 review of the SER is intended to result in the development of the SER with no open items.

The NRC continues the SER review of the DCD-17 with a goal to complete all technical input to the SER by August 30, 2010.  WEC, SCE&G and the industry are working with the NRC to resolve the open items associated with the NRC approval of DCD-17.  On June 21, 2010, the NRC issued a letter on the DCD-17 review and approval schedule.  The current NRC schedule shows a December 2010 final SER with a September 2011 final rule making.  The NRC plans to provide updated schedule feedback by the end of August 2010.

Currently, the primary issue related to DCD-17 is the concern with the design of the Reactor Shield Building which includes steel cladding technology to address aircraft impact.  On October 15, 2009, the NRC issued documentation to Westinghouse stating that the proposed design of the shield building for the AP1000 plant will require additional analysis and testing or actual design modifications to ensure compliance with NRC requirements.  In DCD-17, Westinghouse proposed an improved design for the shield building for which design codes or standards do not exist in the U.S.  It is not unusual for the regulator to require more “proof of concept” where the design is ahead of corresponding codes.  As stated above, WEC has committed to provide the NRC with the data and inputs necessary to resolve all open items related to DCD-17 by August 30, 2010 and seems to be on track to meet this goal. WEC continues to work closely with the NRC to address schedule concerns related to the approval of DCD-17 in light of NRC’s issues.  WEC has also agreed to a series of measures that should accelerate the review schedule or assist in minimizing the impact of any delay on the project schedule and is making progress in this effort.  In addition, SCE&G is preparing contingency plans that should allow it to accelerate the construction schedule.   SCE&G will continue to work with WEC/Shaw in an effort to mitigate any delay in issuance of a COL for the Units.

SCE&G is closely monitoring the DCD-17 review process because of its potential impact on the schedule for the review and approval of the COLA for the Units.  SCE&G has identified the status of the review and approval of

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DCD-17 as a focus area for on-going monitoring and attention to ensure that WEC does what is required to obtain the necessary approvals on a timely basis.

An issue related to the site-specific COLA review concerns the wet bulb temperature (relative humidity) at the site compared to the standard parameters on which the DCD approval was based.  WEC has sought an exemption from this standard for purposes of the site-specific COLA review for the Units.  Specific RAI responses have been submitted to the NRC for review on this exemption request, and NRC approval is expected with no issues.

b)                                      Environmental Review

In July 2009, the NRC completed the Phase I scoping of the Environmental Impact Statement (EIS) for the Units.  All Environmental Report RAIs and follow-up questions have been answered.  The NRC issued the draft EIS on April 15, 2010 to which SCE&G has responded.  The Final EIS is scheduled to be issued in February 2011.  This schedule supports the timely issuance of a COL for the Units.

c)                                      Legal Review

As noted previously, several parties sought to intervene to raise issues before the Atomic Safety Licensing Board (ASLB) in its review of SCE&G’s COLA and their interventions were dismissed either because their contentions were deemed not to be admissible, or because they lacked standing.  The intervenors appealed the ASLB decision to the NRC.

On January 7, 2010, the NRC issued a ruling that affirmed the ASLB’s decision but required the ASLB to review on a factual basis the intervenors’ contention related to Demand Side Management (DSM) programs.  In rejecting the intervenors’ DSM challenge, the ASLB had relied on a 2005 NRC decision holding that DSM matters were not relevant to the need for power determination in nuclear licensing.  The NRC directed the ASLB to reconsider the intervenors’ DSM contention on the facts.

On March 17, 2010, the ASLB considered the merits of the intervenors’ DSM contentions and issued an order rejecting all contentions of the intervenors.  The intervenors have appealed the ASLB order on remand to the NRC. On April 5, 2010, SCE&G filed an opposing brief to the NRC.

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2.                                      Other Permits

a)                                      SCDHEC Permits

1)              SCE&G received from SCDHEC a construction permit to construct/install the Potable Water Distribution System (PWS) from the Off Site Water System to the Table Top Area.

2)              SCE&G received from SCDHEC an operating permit associated with the NPDES General Industrial Stormwater Permit for the Concrete Batch Plant Operations.

3)              The construction of Concrete Batch Plant #1 is complete. SCE&G has formally requested SCDHEC approval to place this plant into operation and is awaiting the Conditional Major General Permit for Concrete Batch Plants.

b)                                      Corps of Engineers Wetlands Permit

SCE&G continues to interface with the Army Corps of Engineers (ACOE) on the ACOE 404 (wetlands) permit for construction work on the site and submitted the draft permit during the 1st Quarter 2010. There is only one wetland area on the site that is of concern.  It is located near the Cooling Towers area and is very limited in size. The permit application related to this area was noticed for public comment in April 2010 with the comment period ending on July 9, 2010. Several commenting agencies made comments related to their concerns about the lack of specific transmission line routing data related to the off-site transmission lines to be constructed to integrate the Units into the grid.  Discussions between SCE&G and the ACOE to determine a path forward are in progress.

The ACOE has taken the position that it will not issue a wetlands permit for this area until the NRC issuance of the Final EIS for the project. To comply with the ACOE position, Westinghouse/Shaw is working around the wetlands in the Cooling Tower area until the Final EIS is approved and a wetlands permit is issued.   This is a focus area.

3.                                            Appeals of Order No. 2009-104A

In May 2009, two intervenors appealed the Commission’s Order No. 2009-104A to the South Carolina Supreme Court.  The oral arguments in the appeals brought by Friends of the Earth (FOE) and the South Carolina Energy Users Committee were held on March 4 and April 6, 2010, respectively.  On April 26, 2010, the South Carolina Supreme Court, affirmed Commission Order No. 2009-104A in the appeal initiated by FOE.  No petition for rehearing was filed by FOE and the period for filing such a request has closed.  On August 9, 2010, subsequent to this review period, the South Carolina Supreme Court issued the Opinion

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discussed above in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n.  In the Opinion, the Court ruled that capital cost contingencies were not permitted as a part of approved capital cost forecasts under the Base Load Review Act.  The effect of this decision is to remove $438,291,000 in contingency from the capital cost estimates approved in Orders No. 2009-104A and 2010-12. As indicated herein, SCE&G had previously identified the need to expend a net of $83.8 million of that amount over the course of the project to fund base cost increases and to meet timing issues related to cash flows in various years.  The court’s decision left open to SCE&G the option to petition the Commission to update the cash flow projection.  The Base Load Review Act requires such updates to be allowed unless the cost changes are proven to be the result of imprudence by the utility.

On May 28, 2010, SCE&G had filed a request for revised rates to reflect in rates the revenues determined by applying SCE&G’s cost of capital to the outstanding balance of CWIP on the Units as of June 30, 2010.  On August 11, 2010, the South Carolina Office of Regulatory Staff sent a letter to the Commission indicating that in light of the Opinion, $2,277,000 of contingency costs that were included in construction work in progress during the twelve-month period ending June 30, 2010 should be removed from consideration in establishing revised rates in the May 28, 2010 request. The rate impact of this adjustment is $270,000 which results in a final revenue requirement under the request of $47,301,000.  On August 11, 2010, SCE&G wrote to the Commission indicating that it was voluntarily incorporating ORS’s adjustment in its revised rates request while reserving the right to seek revision of its cost estimate and recovery of the capital cost associated with the identified amount in subsequent revised rates filings.

B.                                    Engineering Update

1.                                      Engineering Completion Status

a)                                      The Engineering Completion Status based on the completion percentage for major plant categories is as follows:

1)                                     Standard Plant Design — 86.6% complete

2)                                     Site Specific Design — 63.4% complete

3)                                     Total Design — 79.3% complete

b)                                      To date, the Engineering Completion Status as reported above reflects the work necessary to bring the design outputs to a point where they are sufficient to support procurement, and construction planning.

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2.                                      Standard Plant Design Activities

During the reporting period, the following standard plant design activities were conducted:

a)                                      Squib Valve prototype testing was completed in June 2010. Subsequent to this reporting period, the final design review was completed on July 14, 2010 with no significant issues remaining. NND Engineering personnel attended this design review.

b)                                      During the testing of the Reactor Cooling Pump (RCP) for the China AP1000 projects, the RCP exhibited a problem during coast down from full speed.  Several indications were discovered that warranted a root cause analysis which was performed by WEC and the manufacturer, EMD.  Detailed plans have been formulated for material changes, design changes for internal components and additional developmental testing.  A second diagnostic test was completed after which detailed inspections of the parts of the Kingsbury bearing used in these pumps were performed. EMD is evaluating the data to determine whether any changes to main components of the Kingsbury bearing are required for the third diagnostic test scheduled to begin in October 2010. The corrective action effort and final testing are expected to be completed within the original test schedule.  There is no known adverse impact on the project schedule for Units 2 and 3 from this activity.  This continues to be a focus area.

c)                                      WEC has been tracking the design finalization schedule for major engineering categories and flagging items where design finalization is below WEC expectations related to support of the China AP1000 projects.  However, the Consortium is moving toward a site-specific need-based schedule for Issued For Construction (IFC).  These are the drawings needed for the development of work packages for construction. The completion of IFC drawings is based on the finalization of design. This change may take several months to implement. SCE&G supports this change and will keep ORS informed on the progress of the shift and the progress of design finalization. This tracking mechanism will be a more meaningful indication of the project needs and status of the work. The WEC design finalization continues to support the respective Substantial Completion dates for VCS Units 2 and 3.

3.                                      Site Specific Design Activities

a)                                      Shaw Engineering continues to perform Site Specific Design work to support the permitting and licensing activities.

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b)                                      Design continues for Site Specific Systems, to include the Circulating Water System, Yard Fire System, Potable Water System, Raw Water System, Sanitary Drain System and Waste Water System, and the Switchyard.  This work is proceeding in a satisfactory manner.

C.                                    Procurement/Fabrication Update

Several important developments have occurred as a result of deficiencies that have been found in the quality assurance programs that apply to this project through NRC regulation and the EPC Contract.  Through the evaluation and auditing of suppliers’ QA programs, WEC/Shaw has identified QA deficiencies at Shaw Module Solutions and Mangiarotti, which involve deficiencies in procedures and documentation.  These deficiencies do not appear to have affected workmanship of the products being manufactured. SCE&G is closely monitoring the corrective actions being taken.

1.                                      Production of the CA20 structural sub-modules at the Shaw Module Solutions (SMS) facility has progressed intermittently due to problems in the design package and fabrication procedures. Resident technical support personnel from WEC and Shaw Nuclear have been assigned to the SMS facility to expedite the incorporation of design documents into the fabrication work packages. Subsequent to this reporting period, NND Engineering and QA personnel participated in a review of the SMS fabrication process the during week of July 19, 2010 along with Shaw Nuclear QA personnel who led a QA audit of the SMS fabrication process. As a result of the QA audit, Shaw Nuclear issued a Stop Work Order to SMS on July 23, 2010 for all safety related assembly and welding activities related to welding procedures and production travelers. Cause and corrective actions are being assessed, as well as the production schedule impact. The NRC is aware of these SMS issues and plan to visit the SMS facility the week of August 9, 2010. It is noted that the subject Stop Work Order was lifted on August 6, 2010. However this will remain a focus area.

2.                                      Doosan had experienced delays in the fabrication of the Reactor Vessel for Unit 2.  After a comprehensive review, Doosan determined that the delays resulted primarily from Doosan’s scheduling of manufacturing process and the failure to optimize it.  The Doosan recovery plan includes an optimization of the fabrication process with emphasis on the welding sequence.  Also, Doosan agreed to give first priority to the AP1000 project where there are conflicts with domestic South Korean projects.  Doosan also continues to hold daily “tool box meetings” and monitor the Reactor Vessel nozzle welding program for its subcontractor PCI. Doosan continues to implement a Total Operational Excellence program and closely monitor the manufacturing process. The “Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell

16

Completion Unit 2” is a BLRA milestone and continues to be six months behind the BLRA milestone completion date. This delay does not appear to adversely impact the receipt of the Unit 2 Reactor Vessel on site (BLRA milestone 13-2Q-6).

As reported in the last quarterly report, Doosan reported that inspections had discovered a crack in the forging for the Unit 2 2B Steam Generator channel head. This forging was scrapped and a cause and corrective action review performed. The current forging passed the in-process Ultrasonic Test (UT) with no indications found. Doosan plans to perform two more UTs on this forging throughout fabrication.  The schedule impact continues to be assessed with no apparent impact on the next associated milestone, which is the milestone for Contractor Acceptance of the Steam Generator Equipment at the Port of Entry (BLRA milestone 13-2Q-2).  As noted in the previous quarterly report, the SCE&G NND Engineering Manager and NND QA representative visited the Doosan shop in South Korea during the week of April 26, 2010 to review this issue.  This is a focus area.

3.                                      All hollow forgings were completed for the Unit 2 Reactor Coolant System (RCS) Reactor Coolant Loop (RCL) Piping hot legs.  This work is being performed by IBF, a subcontractor to Tioga.  Both companies are located in Italy. Subsequent to the hollow forging, and consistent with its quality assurance plan, IBF discovered that the grain size for the 2B RCL hot leg pipe was unacceptable.  This forging was scrapped and a new forging was produced. The Unit 2 forgings are in the latheing process. Preliminary inspections have been performed on the forgings and found to be acceptable. Additional inspections will be made.  There is no apparent impact to the shipment of the Unit 2 RCL piping to the site (BLRA milestone 11-4Q-5).  This condition occurred subsequent to this reporting period.

4.                                      As a result of a QA audit by WEC of Mangiarotti, WEC has invoked a manufacturing hold on Mangiarotti’s production and fabrication of AP1000 components being manufactured for the US domestic market.  The WEC audit resulted in significant deficiencies being identified in the Mangiarotti QA program. Cause and corrective action is being assessed as well as project schedule impact. The BLRA milestones potentially impacted are 09-2Q-3 “Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material — Units 2 & 3,” 10-2Q-3 “Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head — Unit 2,” 11-3Q-3 “Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion — Unit 2,” 12-1Q-2 “Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment — Unit 2.”

17

5.                                      A Stop Work Order was issued by WEC on June 15, 2010 for the lack of documentation certifying the Passive Regenerative Heat Removal (PRHR) Heat Exchanger Tubing supplied by Valinox, a sub-supplier for Mangiarotti. Subsequent to this reporting period, this Stop Work Order was partially lifted, allowing Valinox, to proceed with manufacturing activities for the tubing. However, the tubing may not be released to Mangiarotti until the items listed in the revised restart criteria are completed.

6.                                      A Stop Work Order was issued by WEC because of an issue with the PRHR tube to tube sheet connection in order to ensure proper protection against the ingress of borated water in a crevice that may exist in the connection. The engineering evaluation was completed that resulted in a decision to use the mechanical rolling process to establish the connection. The Stop Work Order was lifted on July 1, 2010 subsequent to this reporting period although the general manufacturing hold referenced in item 4 remains in place.

7.                                      The fabrication of the remainder major components is generally making progress as planned.

D.                                    Construction Update

1.                                            Saiia Construction is performing earthwork grading in the Cooling Tower area working around the wetlands area.

2.                                            Morgan Construction has completed the grading of the Switchyard.

3.                                            Shaw and Pike Electric continue progress of the 230kV Switchyard design.  Completed designs include grounding, foundation, the control house, station service and varying aspects of the system protection relaying.  Reviews of these designs were conducted by SCE&G Power Delivery Engineering Department. Planned construction completion date for the #2 Switchyard is currently May 4, 2012; at that time, the Switchyard will be prepared for testing.

4.                                            Shaw Construction continues earthwork on the table top which is near completion to the 400 foot elevation. The removal of excavated earth to the earth storage area is on-going at approximately 19,300 cubic yards per day. Through this reporting period, approximately 5.5 million cubic yards of earth have been excavated.

5.                                            The Unit 2 power block excavation is ahead of schedule and work has begun on rock removal.

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6.                                            The Circulating Water Pipe installation for Unit 3 is 70% complete, and soil backfill for the Unit 2 Circulating Water System is 65% complete. It is noted that a concrete flowable fill was used initially as a backfill for the Circulating Water Pipe.

7.                                            Fitts and Goodwin continues work for Warehouses 20A, 20B and 57 which are all near completion.

8.                                            MB Kahn, as contractor for the Nuclear Learning Center expansion, continues with roofing and dry-in work. In addition, MB Kahn is erecting steel on the Module Assembly Building (MAB).

9.                                            The foundation work for the Heavy Lift Derrick (HLD) continues under a Limited Notice to Proceed (LNTP) issued by SCE&G. Per the LNTP, this work is Shaw’s responsibility at their financial risk pending resolution of the HLD commercial issue. Subsequent to this reporting period on August 10, 2010, SCE&G and the Consortium signed an agreement that will move target priced scopes of work to the fixed/firm categories for which the HLD is a part. This resolves the HLD commercial issue.

E.                                      Training Update

1.                                      The initial group of thirteen (13) Reactor Operator Training Instructors completed the reactor operations system training subsequent to this reporting period with the second group receiving this training beginning September 2010. The Reactor Operator Training Instructors will receive their reactor operations simulator training in 2011 and 2012.

2.                                      The renovation of the VCS Unit 1 Nuclear Learning Center (NLC) continues in order to house the AP1000 reactor operator training simulators. The current training facility at the NLC is being expanded to accommodate the two limited scope simulators for Units 2 and 3 that will arrive onsite in 2012.

F.                                      Change Control/Owners Cost Forecast Update

1.                                      Contract Amendment #1 has been approved by SCE&G senior management for final approval and transmitted to WEC/Shaw subsequent to this reporting period.  The EPC Contract revisions in this Amendment represent updates, such as contract language clarifications in the sections relating to Changes in the Work, changes made to the Major Equipment Supplier and Contractor exhibits and changes in the milestone payment schedules due to the Performance Management Baseline Schedule received on April 1, 2009. There is

19

an increase in the EPC Contract price due to Change Order 1 (Limited Scope Simulator) which is included in this Amendment.

2.                                      SCE&G continues to update its forecast of Owner’s Costs to reflect increases in the anticipated costs of project oversight and operations staffing, licensing and other items.  SCE&G will continue to review and update these cost projections.  The most recent updates have resulted in an increase in the forecast of Owner’s Costs.

3.                                      Change Order No. 1 for the training of the Reactor Operator Training Instructors by WEC was modified by Change Order No. 5 in four areas to include: schedule, location, class sequencing and simulator capability as a result of the schedule shift. This results in an increased cost to SCE&G to be covered by the Time & Material allocation as part of the EPC Contract. There will be no increase to the EPC Contract price.

4.                                      Change Order No. 4 for the transfer of the module fabrication and site assembly scope of work from WEC to Shaw has been on hold pending final negotiation and agreement of the Target work scope and associated dollar shift to the Fixed/Firm price category. This change order is a “no cost” change order and will not change the EPC Contract price. Subsequent to this reporting period, the Target to Fixed/Firm scope and dollar shift was approved by SCE&G and the Consortium per a signed Agreement dated August 10, 2010. Change Order No. 4 will be voided and replaced with a new Change Order that will incorporate the terms of the approved Agreement.

5.                                      Change Order No. 6 was approved subsequent to this reporting period to substitute hydraulic nuts in place of the AP1000 Standard Plant Reactor Vessel stud tensioners and conventional Reactor Vessel closure head nuts. This Change Order does not impact the EPC Agreement price or project schedule.

6.                                      Change Order No. 7 was approved subsequent to this reporting period for additional engineering work necessary for the relaying carrier frequencies for the St. George Transmission lines at the Unit 2 Switchyard. This resulted in an increase to the EPC Contract price and the use of contingency dollars.

7.                                      Also, on August 10, 2010, SCE&G (for itself and as agent for Santee Cooper), and WEC/Shaw agreed to shift significant additional portions of the EPC Contract components from the “target” category to the “fixed cost” and “fixed cost with escalation” categories. As a result of this agreement, approximately two-

20

thirds of the total EPC Contract costs are now in the fixed cost and fixed cost with escalation categories.

8.                                      The change in cash flow forecast related to all change orders to date and changes in Owner’s Costs is forecast to be $81.3 million in 2007 dollars, the largest component of which is the change in Owner’s Cost. The $81.3 million cost change is reflected in the cash flow projections contained in the exhibits to this Quarterly Report.

G.                                    Transmission Update

1.                                       SCE&G’s Power Delivery group continues with the transmission line siting process for determining the precise routes for the new VC Summer Unit 1 — Killian 230kV line, the VC Summer Unit 2 — Lake Murray #2 230kV line, and the VC Sumer Unit 3 — St. George #1 and #2 230kV lines.  These new lines are needed to connect the Units to the grid.

2.                                       The VC Summer Unit 1- Killian line is being sited in three phases: VCS-Winnsboro, Winnsboro-Blythewood, and Blythewood-Killian.  A first public workshop was held on October 29, 2009 to gain public input for the Blythewood-Killian section.  A second public workshop was held on March 16, 2010 to receive public comments on proposed alternate routes for this line.   A final route has been identified and route notification letters have been mailed to all property owners in the study area. For property owners that are adjacent to the selected route, we also included survey notification. The first public workshop for the Winnsboro-Blythewood section was held on April 15, 2010. The 2nd public workshop is expected to be held in October 2010 with final route selection expected by end of 2010. The remaining section (VCS-Winnsboro) will occupy existing right-of-way, and no formal workshops are planned.

3.                                       For the VC Summer Unit 2 — Lake Murray #2 230kV line, SCE&G Power Delivery expects this line route will be constructed entirely within existing rights-of-way.  SCE&G’s Power Delivery group has completed an initial inventory survey of one of its existing right-of-way corridors and is in the process of conducting title searches of the existing properties.  Power Delivery has completed the evaluation of a second corridor as part of the process of analyzing and determining a final route for this line.

4.                                       Power Delivery has completed acquisition of additional land in St. George, South Carolina that will allow for installation of the breaker-and-a-half switchyard configuration needed to connect Unit 3 via two new VC Summer — St. George 230kV lines. SCE&G has investigated the availability of existing rights of way which could minimize the overall siting process for the VC

21

Summer-St. George 230kV lines. A determination has now been made to utilize existing corridors to the fullest extent possible, thus eliminating or minimizing the need to acquire new or expanded right-of-way.

III.                                 Anticipated Construction Schedules

As of the end of the second quarter of 2010, the Company and its contractors remain on schedule to complete all required milestones as adjusted pursuant to the milestone schedule contingencies approved by the Commission in Order No. 2009-104A.  Each of those adjustments is itemized in the Milestone Update section that follows.  Accordingly, the project is in compliance with the construction schedules approved by the Commission in Order No. 2010-12 and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).

A.                                    Construction Schedule Update

The Project Licensing and Permitting, Engineering, Procurement and Construction work remains on schedule to meet the Units 2 & 3 Substantial Completion dates. Rescheduling of the milestones is addressed in Section III.B herein.  The rescheduling of these milestones is within the approved contingencies and has no adverse impact on the Units’ Substantial Completion dates.

B.                                    Milestone Update

Attached as Appendix 1 to this quarterly report is a spreadsheet that lists and updates each of the specific milestones constituting the anticipated construction schedule for the Units pursuant to S.C. Code Ann. § 58-33-270(B)(1) and Order No. 2010-12. Comparing the milestone dates in this quarter to the reset milestone dates in Order No. 2010-12, 30 milestones have been advanced and 20 have been delayed.  All milestones adjustments are within the scope of the milestone schedule contingency authorized by the Commission in Order No. 2009-104A. The milestone adjustments do not adversely affect the Substantial Completion dates for Units 2 and 3.

IV.                                Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the Inflation Indices)

The Capital Cost Update section of this report provides an update of the cumulative capital costs incurred and forecasted to be incurred in completing the project.  These costs are compared to the cumulative capital cost targets approved by the Commission in Order No. 2010-12.  The approved capital cost targets have been adjusted to reflect the currently reported historical escalation rates, and any use by the Company of the cost and timing contingencies that were approved by the Commission in Order No.

22

2009-104A.  The Inflation Adjustments and Indices section of this report provides updated information on inflation indices and the changes in them.

A.                                    Capital Costs Update

When adjusted for escalation, the year-end 2010 Cumulative Project Cash Flow as approved in Order No. 2010-12 is $939.0 million (including contingencies).  The current forecast of the Revised Cumulative Project Cash Flow, as of December 31, 2010, shows that SCE&G will have spent $960.2 on the project by that date.  This amount includes the actual and forecasted commitment of $17.2 million in contingency funds in 2010 and the commitment of $1.1 million of contingency funds during past periods.  It also includes uncommitted contingency funds of $60.4 million.  As discussed above, these figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act.  Adjusted figures will be supplied in future filings.  Accordingly, the approved capital cost forecasts for the project will not include contingency funds going forward.

The forecasted expenditure for the project in 2010 exclusive of AFUDC is $497.6 million.  As shown on Appendix 2, Chart B, line 32, the cumulative amount to be spent on the project as of December 31, 2010 is forecasted to be approximately $20.8 million greater than the Cumulative Project Cash Flow approved by the Commission for year-end 2010 as adjusted for inflation and Westinghouse/Shaw billing differences.  The $20.8 million difference in Cumulative Project Cash Flow as compared to target represents timing differences and not changes in underlying costs.

Chart A of Appendix 2 shows the Cumulative Project Cash Flow target as approved in Order No. 2010-12 and as updated for escalation and other Commission approved adjustments under the heading “Per Order No. 2010-12 Adjusted.”  As shown there, SCE&G had carried forward into 2010 $36.8 million in unused contingency funds from 2009 as permitted by the Commission in Order No. 2009-104A. As discussed above, these contingency funds are no longer to be included in Commission approved capital cost forecasts.   SCE&G has not used the capital cost schedule contingencies to make any adjustments to the approved Cumulative Project Cash Flow as set forth in this filing because the project conforms to approved project cost targets without such adjustments.  Nonetheless, SCE&G does not intend to waive or in any way limit its right, as authorized by the Commission, to make appropriate capital cost contingency adjustments associated with past or future changes in cost scheduling.  SCE&G may make capital cost contingency adjustments related to such changes in its scheduling of capital costs in future filings.

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Appendix 2, Chart A, shows the cumulative cash flow for the project based on actual expenditures to date and the Company’s current forecast of cost and construction schedule under the heading “Actual Through June 2010, plus Projected.”

For comparison purposes, Appendix 3 sets out the cash flow schedule for the project exactly as it was approved in Order No. 2010-12, without change or updating.  Appendix 3 does not include any adjustments to the cash flow schedule for changes in inflation indices or adjustments in capital cost schedules made by the Company, but it does include the contingency funds which are no longer recognized as being an appropriate part of the approved capital cost forecast.  The AFUDC forecast presented on Appendix 3 is the AFUDC forecast that was current at the time of Order No. 2010-12 which has not been updated for changes in AFUDC rates or other factors.

B.                                    Inflation Indices Update

Appendix 4 shows the updated inflation indices approved in Order No. 2009-104A.  Included is a history of the annual Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index for the past 10 years.  The changes in these indices and the escalation-related effects of cost rescheduling resulted in a decrease in the projected cost of the Units in future dollars from $6.9 billion as forecast in Order No. 2010-12 to a forecast of $6.2 billion using current inflation data and the current AFUDC rate.

V.                                    Updated Schedule of Anticipated Capital Costs

The updated schedule of anticipated capital costs for Units 2 & 3 is reflected in Appendix 2, Chart A.

VI.                                Conclusion

As indicated above, the scheduled completion dates for Units 2 & 3 remain April 1, 2016 and January 1, 2019, respectively.  The Units are on track to be completed within the originally projected cost of $4.5 billion in 2007 dollars net of AFUDC but present capital cost projections show that the Company will need to obtain Commission approval for additional expenditures above the $4.1 billion amount net of contingencies.  The Company maintains an extensive staff of experts that monitors and oversees the work of its contractors and has identified and continues to monitor closely all areas of concerns related to either cost or schedule for the project.  The Company will continue to update the Commission and ORS of progress and concerns as the project proceeds.

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APPENDIX 1

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2010

Appendix 1 lists and updates each of the milestones which the Commission adopted as the Approved Construction Schedule for the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(1) in Order No. 2010-12.  Appendix 1 provides columns with the following information:

1.                                       Milestone tracking ID number.

2.                                       The description of the milestone as updated in Order No. 2010-12.

3.                                       The BLRA milestone date, both by year and quarter and the specific calendar date for the milestone, as approved by the Commission in Order No. 2010-12.

4.                                       The current milestone date, both by year and quarter and the specific calendar date for the milestone.

5.                                       For each actual completed milestone, the date by which it was completed.  For completed milestones, the milestone entry is shaded in gray.

6.                                       Information showing the number of months, if any, by which a milestone has been shifted.

7.                                       Information as to whether any milestone has been shifted outside of the 18/24 Month Contingency approved by the Commission.

8.                                       Information as to whether any current change in this milestone is anticipated to impact the substantial completion date.

9.                                       Notes.

10.                                 On the final page of the document, there is a chart summarizing milestone completion and movement comparing the current or actual milestone date to the milestone date approved in Order No. 2010-12.  This movement is shown for only the milestones that have not been completed.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

1	08-2Q-1 Approve Engineering, Procurement and Construction Agreement	5/23/2008		5/23/2008		No	No

2	08-2Q-2 Issue P.O.’s to nuclear component fabricators for Units 2 and 3 Containment Vessels	12/3/2008		12/3/2008		No	No

3	08-2Q-2 Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - First Payment - Unit 2	8/31/2008		8/18/2008		No	No

4	08-2Q-2 Contractor Issue PO to Accumulator Tank Fabricator - Unit 2	7/31/2008		7/31/2008		No	No

5	08-2Q-2 Contractor Issue PO to Core Makeup Tank Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No

6	08-2Q-2 Contractor Issue PO to Squib Valve Fabricator - Units 2 & 3	3/31/2009		3/31/2009		No	No

Based on April 1, 2009
South Carolina Electric & Gas Company	Performance Baseline Schedule

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

7	08-2Q-2 Contractor Issue PO to Steam Generator Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No

8	08-2Q-2 Contractor Issue Long Lead Material PO to Reactor Coolant Pump Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No

9	08-2Q-2 Contractor Issue PO to Pressurizer Fabricator - Units 2 & 3	8/31/2008		8/18/2008		No	No

10	08-2Q-2 Contractor Issue PO to Reactor Coolant Loop Pipe Fabricator - First Payment - Units 2 & 3	6/30/2008		6/20/2008		No	No

11	08-2Q-2 Reactor Vessel Internals - Issue Long Lead Material PO to Fabricator - Units 2 and 3	11/21/2008		11/21/2008		No	No

12	08-2Q-2 Contractor Issue Long Lead Material PO to Reactor Vessel Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

13	08-2Q-2 Contractor Issue PO to Integrated Head Package Fabricator - Units 2 & 3	7/31/2009		7/31/2009		No	No

14	08-2Q-2 Control Rod Drive Mechanism Issue PO for Long Lead Material to Fabricator - Units 2 and 3 - first payment	6/21/2008		6/21/2008		No	No

15	08-2Q-2 Issue P. O.’s to nuclear component fabricators for Nuclear Island structural CA20 Modules	7/31/2009		8/28/2009		No	No

16	08-3Q-1 Start Site Specific and balance of plant detailed design	9/11/2007		9/11/2007		No	No

17	08-3Q-2 Instrumentation & Control Simulator - Contractor Place Notice to Proceed - Units 2 & 3	10/31/2008		10/31/2008		No	No

18	08-3Q-3 Steam Generator - Issue Final PO to Fabricator for Units 2 and 3	6/30/2008		6/30/2008		No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

19	08-3Q-3 Reactor Vessel Internals - Contractor Issue PO for Long Lead Material (Heavy Plate and Heavy Forgings) to Fabricator - Units 2 & 3	1/31/2010		1/29/2010		No	No

20	08-3Q-3 Contractor Issue Final PO to Reactor Vessel Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No

21	08-3Q-4 Variable Frequency Drive Fabricator Issue Transformer PO - Units 2 & 3	4/30/2009		4/30/2009		No	No

22	08-4Q-1 Start clearing, grubbing and grading	1/26/2009		1/26/2009		No	No

23	08-4Q-2 Core Makeup Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No

24	08-4Q-2 Acumulator Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No

25	08-4Q-2 Pressurizer Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

26	08-4Q-2 Reactor Coolant Loop Pipe - Contractor Issue PO to Fabricator - Second Payment - Units 2 & 3	4/30/2009		4/30/2009		No	No

27	08-4Q-2 Integrated Head Package - Issue PO to Fabricator - Units 2 and 3 - second payment	7/31/2009		7/31/2009		No	No

28	08-4Q-2 Control Rod Drive Mechanisms - Contractor Issue PO for Long Lead Material to Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No

29	08-4Q-2 Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - Second Payment - Units 2 & 3	10/31/2008		10/31/2008		No	No

30	09-1Q-1 Start Parr Road intersection work.	2/13/2009		2/13/2009		No	No

31	09-1Q-2 Reactor Coolant Pump - Issue Final PO to Fabricator - Units 2 and 3	6/30/2008		6/30/2008		No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

32	09-1Q-3 Integrated Heat Packages Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2009		10/1/2009		No	No

33	09-1Q-4 Design Finalization Payment 3	1/31/2009		1/30/2009		No	No

34	09-2Q-1 Start site development	6/23/2008		6/23/2008		No	No

35	09-2Q-2 Contractor Issue PO to Turbine Generator Fabricator - Units 2 & 3	2/28/2009		2/19/2009		No	No

36	09-2Q-2 Contractor Issue PO to Main Transformers Fabricator - Units 2 & 3	9/30/2009		9/25/2009		No	No

37	09-2Q-3 Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material - Units 2 & 3	10-4Q 11/30/2010	10-4Q 11/30/2010			No	No

38	09-2Q-4 Design Finalization Payment 4	4/30/2009		4/30/2009		No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

39	09-3Q-1 Turbine Generator Fabricator Issue PO for Condenser Material - Unit 2	8/31/2009		8/28/2009		No	No

40	09-3Q-2 Reactor Coolant Pump Fabricator Issue Long Lead Material Lot 2 - Units 2 & 3	4/30/2009		4/30/2009		No	No

41	09-3Q-2 Passive Residual Heat Removal Heat Exchanger Fabricator Receipt of Long Lead Material - Units 2 & 3	5/31/2010		5/27/2010		No	No	Milestone completed on schedule.

42	09-3Q-3 Design Finalization Payment 5	7/31/2009		7/31/2009		No	No

43

09-4Q-1 Start erection of construction buildings, to include craft facilities for personnel, tools, equipment; first aid facilities; field offices for site management and support personnel; temporary warehouses; and construction hiring office.

		10/9/2009		12/18/2009		No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

44	09-4Q-2 Reactor Vessel Fabricator Notice to Contractor of Receipt of Flange Nozzle Shell Forging - Unit 2	7/31/2009		8/28/2009		No	No

45	09-4Q-3 Design Finalization Payment 6	10/31/2009		10/7/2009		No	No

46	09-4Q-4 Instrumentation and Control Simulator - Contractor Issue PO to Subcontractor for Radiation Monitor System - Units 2 & 3	12/31/2009		12/17/2009		No	No

47	10-1Q-1 Reactor Vessel Internals - Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-2Q 6/30/2011	11-1Q 2/28/2011		-4 Months	No	No	Schedule ahead of plan.

48	10-1Q-2 Turbine Generator Fabricator Issue PO for Moisture Separator Reheater/Feedwater Heater Material - Unit 2	4/30/2010		4/30/2010		No	No	Milestone completed on schedule.

49	10-1Q-3 Reactor Coolant Loop Pipe Fabricator Acceptance of Raw Material - Unit 2	4/30/2010		2/18/2010		No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

50	10-2Q-1 Reactor Vessel Internals - Fabricator Start Weld Neutron Shield Spacer Pads to Assembly - Unit 2	11-4Q 10/31/2011	11-4Q 10/31/2011			No	No

51	10-2Q-2 Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 2	6/30/2009		6/30/2009		No	No

52	10-2Q-3 Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 2	10-4Q 11/30/2010	10-4Q 11/30/2010			No	No

53	10-3Q-1 Start excavation and foundation work for the standard plant for Unit 2	3/15/2010		3/15/2010		No	No

54	10-3Q-2 Steam Generator Fabricator Notice to Contractor of Receipt of 2nd Steam Generator Tubesheet Forging - Unit 2	2/28/2010		4/30/2010		No	No	Milestone completed with delay at supplier.

55	10-3Q-3 Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell Completion - Unit 2	10-1Q 2/28/2010	10-4Q 10/31/2010		+8 Months	No	No	Schedule delay at supplier.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

56	10-3Q-4 Turbine Generator Fabricator Notice to Contractor Condenser Fabrication Started - Unit 2	5/31/2010		5/17/2010		No	No	Milestone completed ahead of schedule.

57	10-4Q-1 Complete preparations for receiving the first module on site for Unit 2.	8/18/2010		1/22/2010		No	No

58	10-4Q-2 Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Transition Cone Forging - Unit 2	4/30/2010		4/21/2010		No	No	Milestone completed ahead of schedule.

59	10-4Q-3 Reactor Coolant Pump Fabricator Notice to Contractor of Manufacturing of Casing Completion - Unit 2	10-4Q 11/30/2010	10-3Q 9/30/2010		-2 Months	No	No	Schedule ahead of plan.

60	10-4Q-4 Reactor Coolant Loop Pipe Fabricator Notice to Contractor of Machining, Heat Treating & Non-Destructive Testing Completion - Unit 2	10-4Q 12/31/2010	11-2Q 5/31/2011		+5 Months	No	No	Schedule delay at supplier.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

61	11-1Q-1 Core Makeup Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 2	11-2Q 5/31/2011	11-4Q 10/31/2011		+5 Months	No	No	Schedule delay at supplier.

62	11-1Q-2 Polar Crane Fabricator Issue PO for Main Hoist Drum and Wire Rope - Units 2 & 3	11-1Q 2/28/2011	11-1Q 2/28/2011			No	No

63	11-2Q-1 Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 3	11-2Q 6/30/2011	11-2Q 6/30/2011			No	No

64	11-2Q-2 Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 2	11-4Q 10/31/2011	12-1Q 1/31/2012		+3 Months	No	No	Schedule delay at supplier.

65	11-3Q-1 Start placement of mud mat for Unit 2	11-3Q 7/14/2011	11-3Q 7/17/2011			No	No	Due to Schedule Rework and Status.

66	11-3Q-2 Steam Generator Fabricator Notice to Contractor of Receipt of 1 st Steam Generator Tubing - Unit 2	11-1Q 1/31/2011	11-1Q 2/28/2011		+1 Month	No	No	Schedule delay at supplier.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

67	11-3Q-3 Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	10-4Q 10/31/2010	10-4Q 11/30/2010		+1 Month	No	No	Schedule delay at supplier.

68	11-3Q-4 Reactor Vessel Fabricator Notice to Contractor of Closure Head Cladding Completion - Unit 3	12-1Q 2/28/2012	12-1Q 2/28/2012			No	No
69	11-4Q-1 Begin Unit 2 first nuclear concrete placement	11-4Q 10/3/2011	11-4Q 10/1/2011			No	No	Due to Schedule Rework and Status.

70	11-4Q-2 Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 2	11-3Q 9/30/2011	11-3Q 9/30/2011			No	No

71	11-4Q-3 Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-2Q 6/30/2011	11-1Q 2/28/2011		-4 Months	No	No	Schedule ahead of plan.

72	11-4Q-4 Steam Generator Fabricator Notice to Contractor of Completion of 1st Steam Generator Tubing Installation - Unit 2	11-2Q 5/31/2011	11-3Q 7/31/2011		+2 Months	No	No	Schedule delay at supplier.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

73	11-4Q-5 Reactor Coolant Loop Pipe - Shipment of Equipment to Site - Unit 2	12-4Q 12/31/2012	11-4Q 10/31/2011		-14 Months	No	No	Schedule ahead of plan.

74	11-4Q-6 Control Rod Drive Mechanism - Ship Remainder of Equipment (Latch Assembly & Rod Travel Housing) to Head Supplier - Unit 2	11-4Q 12/31/2011	11-4Q 12/31/2011			No	No

75	11-4Q-7 Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	10-4Q 10/31/2010	10-4Q 11/30/2010		+1 Month	No	No	Schedule delay at supplier.

76	11-4Q-8 Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 2	11-2Q 6/30/2011	11-3Q 8/31/2011		+2 Months	No	No	Schedule delay at supplier.

77	11-4Q-9 Design Finalization Payment 14	11-4Q 10/31/2011	11-4Q 10/31/2011			No	No

78	12-1Q-1 Set module CA04 for Unit 2	12-1Q 1/27/2012	12-1Q 1/27/2012			No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

79	12-1Q-2 Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment - Unit 2	10-2Q 6/30/2010	10-3Q 7/31/2010		+1 Month	No	No	Schedule delay at supplier.

80	12-1Q-3 Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Completion of Tubing - Unit 2	11-1Q 1/31/2011	11-1Q 2/28/2011		+1 Month	No	No	Due to Schedule Rework and Status.

81	12-1Q-4 Polar Crane Fabricator Notice to Contractor of Girder Fabrication Completion - Unit 2	12-1Q 2/28/2012	12-2Q 4/30/2012		+2 Months	No	No	Schedule delay at supplier.

82	12-1Q-5 Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 3	13-3Q 8/31/2013	13-3Q 7/31/2013		-1 Month	No	No	Schedule ahead of plan.

83	12-2Q-1 Set Containment Vessel ring #1 for Unit 2	12-2Q 4/3/2012	12-2Q 4/3/2012			No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

84	12-2Q-2 Reactor Coolant Pump Fabricator Delivery of Casings to Port of Export - Unit 2	12-1Q 3/31/2012	12-1Q 3/31/2012			No	No

85	12-2Q-3 Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 3	13-3Q 8/31/2013	13-1Q 1/31/2013		-7 Months	No	No	Schedule ahead of plan.

86	12-2Q-4 Reactor Vessel Fabricator Notice to Contractor of Receipt of Core Shell Forging - Unit 3	12-3Q 9/30/2012	12-3Q 9/30/2012			No	No

87	12-2Q-5 Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 3	13-1Q 1/31/2013	11-4Q 12/31/2011		-13 Months	No	No	Schedule ahead of plan.

88	12-3Q-1 Set Nuclear Island structural module CA03 for Unit 2	12-3Q 8/30/2012	12-3Q 8/30/2012			No	No

89	12-3Q-2 Squib Valve Fabricator Notice to Contractor of Completion of Assembly and Test for Squib Valve Hardware - Unit 2	12-2Q 5/31/2012	12-3Q 8/31/2012		+3 Months	No	No	Schedule delay at supplier.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

90	12-3Q-3 Accumulator Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	12-4Q 12/31/2012	12-4Q 12/31/2012			No	No

91	12-3Q-4 Polar Crane Fabricator Notice to Contractor of Electric Panel Assembly Completion - Unit 2	12-3Q 7/31/2012	12-1Q 1/31/2012		-6 Months	No	No	Schedule ahead of plan.

92	12-4Q-1 Start containment large bore pipe supports for Unit 2	12-2Q 4/9/2012	12-2Q 5/29/2012		+1 Month	No	No	Due to Schedule Refinement and Review.

93	12-4Q-2 Integrated Head Package - Shipment of Equipment to Site - Unit 2	12-4Q 10/31/2012	13-1Q 2/28/2013		+4 Months	No	No	Due to Schedule Refinement and Review.

94	12-4Q-3 Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 2	12-4Q 11/30/2012	12-4Q 11/30/2012			No	No

95	12-4Q-4 Steam Generator Fabricator Notice to Contractor of Completion of 2 nd Steam Generator Tubing Installation - Unit 3	13-2Q 5/31/2013	13-2Q 4/30/2013		-1 Month	No	No	Schedule ahead of plan.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

96	12-4Q-5 Steam Generator Fabricator Notice to Contractor of Satisfactory Completion of 1st Steam Generator Hydrotest - Unit 2	12-2Q 5/31/2012	12-2Q 5/31/2012			No	No

97	13-1Q-1 Start concrete fill of Nuclear Island structural modules CA01 and CA02 for Unit 2	13-1Q 2/26/2013	13-1Q 2/26/2013			No	No

98	13-1Q-2 Passive Residual Heat Removal Heat Exchanger - Delivery of Equipment to Port of Entry - Unit 2	12-2Q 4/30/2012	11-4Q 11/30/2011		-5 Months	No	No	Schedule ahead of plan.

99	13-1Q-3 Refueling Machine Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 2	13-1Q 2/28/2013	12-3Q 8/31/2012		-6 Months	No	No	Schedule ahead of plan.

100	13-1Q-4 Deliver Reactor Vessel Internals to Port of Export - Unit 2	13-3Q 7/31/2013	13-3Q 7/31/2013			No	No

101	13-2Q-1 Set Unit 2 Containment Vessel #3	13-2Q 4/17/2013	13-2Q 4/17/2013			No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

102	13-2Q-2 Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 2	13-1Q 3/31/2013	13-1Q 2/28/2013		-1 Month	No	No	Schedule ahead of plan.

103	13-2Q-3 Turbine Generator Fabricator Notice to Contractor Turbine Generator Ready to Ship - Unit 2	13-2Q 4/30/2013	13-2Q 4/30/2013			No	No

104	13-2Q-4 Pressurizer Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	14-1Q 2/28/2014	13-1Q 2/28/2013		-12 Months	No	No	Schedule ahead of plan.

105	13-2Q-5 Polar Crane - Shipment of Equipment to Site - Unit 2	13-2Q 5/31/2013	12-4Q 11/30/2012		-6 Months	No	No	Schedule ahead of plan.

106	13-2Q-6 Receive Unit 2 Reactor Vessel on site from fabricator	13-2Q 5/20/2013	13-2Q 5/20/2013			No	No

107	13-3Q-1 Set Unit 2 Reactor Vessel	13-2Q 6/18/2013	13-2Q 6/18/2013			No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

108	13-3Q-2 Steam Generator Fabricator Notice to Contractor of Completion of 2 nd Channel Head to Tubesheet Assembly Welding - Unit 3	13-4Q 12/31/2013	13-4Q 11/30/2013		-1 Month	No	No	Schedule ahead of plan.

109	13-3Q-3 Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 3	14-3Q 8/31/2014	14-3Q 8/31/2014			No	No

110	13-3Q-4 Reactor Coolant Pump - Shipment of Equipment to Site (2 Reactor Coolant Pumps) - Unit 2	13-3Q 9/30/2013	13-3Q 9/30/2013			No	No

111	13-3Q-5 Place first nuclear concrete for Unit 3	13-3Q 8/1/2013	13-3Q 8/1/2013			No	No

112	13-4Q-1 Set Unit 2 Steam Generator	13-3Q 9/9/2013	13-3Q 9/9/2013			No	No

113	13-4Q-2 Main Transformers Ready to Ship - Unit 2	13-3Q 9/30/2013	13-3Q 8/31/2013		-1 Month	No	No	Schedule ahead of plan.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

114	13-4Q-3 Complete Unit 3 Steam Generator Hydrotest at fabricator	14-1Q 2/28/2014	14-1Q 3/31/2014		+1 Month	No	No	Schedule delay at supplier.

115	13-4Q-4 Set Unit 2 Containment Vessel Bottom Head on basemat legs	11-4Q 11/21/2011	11-4Q 11/21/2011			No	No

116	14-1Q-1 Set Unit 2 Pressurizer Vessel	14-1Q 1/24/2014	14-1Q 1/24/2014			No	No

117	14-1Q-2 Reactor Coolant Pump Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 3	15-1Q 2/28/2015	15-1Q 3/31/2015		+1 Month	No	No	Schedule delay at supplier.

118	14-1Q-3 Deliver Reactor Vessel Internals to Port of Export - Unit 3	15-2Q 6/30/2015	15-2Q 6/30/2015			No	No

119	14-1Q-4 Main Transformers Fabricator Issue PO for Material - Unit 3	14-2Q 4/30/2014	14-2Q 4/30/2014			No	No

120	14-2Q-1 Complete welding of Unit 2 Passive Residual Heat Removal System piping	14-1Q 3/19/2014	14-1Q 3/19/2014			No	No

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

121	14-2Q-2 Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 3	15-2Q 4/30/2015	15-1Q 1/31/2015		-3 Months	No	No	Schedule ahead of plan.

122	14-2Q-3 Refueling Machine - Shipment of Equipment to Site - Unit 3	14-2Q 5/31/2014	14-2Q 5/31/2014			No	No

123	14-3Q-1 Set Unit 2 Polar Crane	14-2Q 4/3/2014	14-2Q 4/3/2014			No	No

124	14-3Q-2 Reactor Coolant Pumps - Shipment of Equipment to Site - Unit 3	15-2Q 6/30/2015	15-3Q 8/31/2015		+2 Months	No	No	Due to Rework of the Standard Plant Schedule.

125	14-3Q-3 Main Transformers Ready to Ship - Unit 3	14-3Q 9/30/2014	15-2Q 6/30/2015		+9 Months	No	No	Due to Rework of the Standard Plant Schedule.

126	14-4Q-1 Spent Fuel Strorage Rack - Shipment of Last Rack Module - Unit 3	14-4Q 12/31/2014	14-3Q 7/31/2014		-5 Months	No	No	Schedule ahead of plan.

127	15-1Q-1 Start electrical cable pulling in Unit 2 Auxillary Building	14-4Q 12/26/2014	14-4Q 12/18/2014			No	No	Due to Rework of the Standard Plant Schedule.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

128	15-1Q-2 Complete Unit 2 Reactor Coolant System cold hydro	15-3Q 8/3/2015	15-3Q 7/3/2015		-1 Month	No	No	Due to Rework of the Standard Plant Schedule.

129	15-2Q-1 Activate class 1E DC power in Unit 2 Auxilary Building.	15-1Q 3/5/2015	15-1Q 2/25/2015		-1 Month	No	No	Due to Rework of the Standard Plant Schedule.

130	15-3Q-1 Complete Unit 2 hot functional test.	15-3Q 9/21/2015	15-3Q 9/21/2015			No	No

131	15-3Q-2 Install Unit 3 ring 3 for containment vessel	15-3Q 7/30/2015	15-1Q 2/19/2015		-5 Months	No	No	Due to Rework of the Standard Plant Schedule.

132	15-4Q-1 Load Unit 2 nuclear fuel	15-4Q 10/28/2015	15-4Q 10/2/2015			No	No	Due to Rework of the Standard Plant Schedule.

133	16-1Q-1 Unit 2 Substantial Completion	16-2Q 4/1/2016	16-2Q 4/1/2016			No	No

134	16-2Q-1 Set Unit 3 Reactor Vessel	15-4Q 10/1/2015	15-2Q 5/14/2015		-5 Months	No	No	Due to Rework of the Standard Plant Schedule.

135	16-3Q-1 Set Unit 3 Steam Generator #2	15-4Q 12/22/2015	15-3Q 8/3/2015		-4 Months	No	No	Due to Rework of the Standard Plant Schedule.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

136	16-4Q-1 Set Unit 3 Pressurizer Vessel	16-2Q 5/16/2016	15-4Q 11/23/2015		-6 Months	No	No	Due to Rework of the Standard Plant Schedule.

137	16-4Q-1 Complete welding of Unit 3 Passive Residual Heat Removal System piping	16-2Q 6/20/2016	16-1Q 1/21/2016		-5 Months	No	No	Due to Rework of the Standard Plant Schedule.

138	17-2Q-1 Set Unit 3 polar crane	16-3Q 7/18/2016	16-1Q 2/5/2016		-5 Months	No	No	Due to Rework of the Standard Plant Schedule.

139	17-3Q-1 Start Unit 3 Shield Building roof slab rebar placement	17-1Q 1/16/2017	16-3Q 8/2/2016		-5 Months	No	No	Due to Rework of the Standard Plant Schedule.

140	17-4Q-1 Start Unit 3 Auxiliary Building electrical cable pulling	17-2Q 4/6/2017	16-4Q 12/2/2016		-4 Months	No	No	Due to Rework of the Standard Plant Schedule.

141	18-1Q-1 Activate Unit 3 Auxiliary Building class 1E DC power	17-2Q 6/9/2017	16-4Q 12/27/2016		-6 Months	No	No	Due to Rework of the Standard Plant Schedule.

142	18-2Q-1 Complete Unit 3 Reactor Coolant System cold hydro	18-1Q 1/1/2018	17-2Q 5/3/2017		-8 Months	No	No	Due to Rework of the Standard Plant Schedule.

10-2Q	Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	10-2Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes

143	18-2Q-1 Complete Unit 3 hot functional test	18-1Q 2/15/2018	18-2Q 5/17/2018		+3 Months	No	No	Due to Rework of the Standard Plant Schedule.

144	18-3Q-1 Complete Unit 3 nuclear fuel load	18-3Q 7/31/2018	18-3Q 7/19/2018			No	No	Schedule ahead of plan.

145	18-4Q-1 Begin Unit 3 full power operation	18-4Q 10/31/2018	18-4Q 10/23/2018			No	No	Schedule ahead of plan.

146	19-1Q-1 Unit 3 Substantial Completion	19-1Q 1/1/2019	19-1Q 1/1/2019			No	No

SUMMARY

Total Milestones Completed - 53 out of 146 = 36%

Milestone Movement - Order No. 2010-12 Date vs. 2Q-10:

a) Forward Movement - 20 out of 146 = 14%

b) Backward Movement - 30 out of 146 = 21%

Milestones Within +12 - +17 Month range = 0 out of 146 = 0%

APPENDIX 2

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2010

Appendix 2, Chart A is an updated and expanded version of the information contained in the capital cost schedule approved by the Commission in Order No. 2010-12.  As discussed above, these figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

Appendix 2, Chart A shows:

1.             The actual expenditures on the project by plant cost category through the current period.

2.             The changes in capital costs reflecting the Company’s current forecast of expenditures on the project for each future period by plant cost category.  In updating its cost projections the Company has used the current construction schedule for the project and the Commission-approved inflation indices as set forth in Appendix 4 to this report.

3.             The cumulative Construction Work in Progress for the project and the balance of Construction Work in Progress that is not yet reflected in revised rates.

4.             The current rate for calculating AFUDC computed as required under applicable FERC regulations.

The Cumulative Project Cash Flow target as approved in Order No. 2010-12 and as updated for escalation and other Commission-approved adjustments is found under the heading “Per Order 2010-12 Adjusted.”  The adjustments reflect:

1.             Changes in inflation indices.

2.             Changes in the timing of capital costs based on the use of the Cost Rescheduling contingencies authorized by the Commission, if any.

3.             Budget Carry-forward Adjustments used, where appropriate to track the effect of lower-than-expected cumulative costs on the future cumulative cash flow of the project.

4.             Carry forward of unused contingencies from prior years and contingency timing adjustments related to the acceleration of capital costs as authorized by the Commission.

Chart A of Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the current construction schedule and forecast of year-by-year cost and going forward.  This information is found under the heading “Actual through June 2010, plus Projected.”

Chart B of Appendix 2 provides a comparison of the adjusted Cumulative Project Cash Flow target for the project with the actual and forecasted cash flow for the project.  This section of Chart B of Appendix 2 also shows the cumulative contingency available to cover any amount by which the actual or forecasted expenditure is greater than the approved target expenditure during any year.

Chart C of Appendix 2 provides a year-by-year schedule of the contingency funds forecasted to be available as well as their actual or anticipated use, and carry forward of unused amounts.

As discussed above, these figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

These figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

Appendix 2, Chart A

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2010-12 Adjusted

Annual Project Cash Flow(per order)	6,559,576	21,723	100,905	389,024	500,521	605,164	891,411	962,846	839,011	756,003	596,227	423,986	472,752
Capital Cost Rescheduling Contingency		—	—	—	—	—	—	—	—	—	—	—	—
Budget Carry-Forward Adjustment
Contingency Pool Timing Adjustment	—	—	—	(36,801)	36,801	—	—	—	—	—	—	—	—
Net	6,559,576	21,723	100,905	352,223	537,322	605,164	891,411	962,846	839,011	756,003	596,227	423,986	472,752

Adjusted for Change in Escalation	5,894,096	21,723	100,905	343,289	473,108	543,314	831,241	885,325	757,782	671,899	513,231	361,261	391,019

Cumulative Project Cash Flow(Target)		21,723	122,628	465,917	939,025	1,482,339	2,313,579	3,198,904	3,956,686	4,628,585	5,141,816	5,503,077	5,894,096

		Actual			Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Actual through June 2010* plus Projected

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment						CONFIDENTIAL
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Projects	308,591	—	26	724	1,333	3,043	4,864	9,947	24,850	37,443	43,451	81,739	101,171

Total Base Project Costs(2007 $)	4,177,754	21,723	97,386	319,073	434,553	401,023	645,953	646,979	494,106	422,592	304,180	186,095	204,090
Total Project Contingency(2007 $)	356,993	—	—	—	60,401	37,565	47,002	49,140	49,234	41,909	28,736	28,417	14,589
Total Project Commitment(2007$)	4,534,747	21,723	97,386	319,073	494,954	438,588	692,955	696,119	543,340	464,501	332,916	214,512	218,679

Total Project Escalation	1,362,230	—	3,519	20,930	2,642	42,448	167,053	218,652	213,059	209,962	181,557	139,278	163,130

Total Revised Project Cash Flow	5,896,976	21,723	100,905	340,003	497,595	481,036	860,008	914,771	756,399	674,463	514,473	353,790	381,809

Cumulative Project Cash Flow(Revised)		21,723	122,629	462,632	960,227	1,441,263	2,301,271	3,216,042	3,972,441	4,646,904	5,161,377	5,515,167	5,896,976

AFUDC(Capitalized Interest)	329,766	645	3,497	10,564	22,332	32,940	40,130	52,420	50,861	41,254	27,112	23,683	24,328

Gross Construction	6,226,742	22,368	104,403	350,567	519,927	513,976	900,138	967,191	807,260	715,717	541,585	377,473	406,137

Construction Work in Process		22,368	126,771	477,338	997,265	1,511,241	2,411,379	3,378,570	4,185,830	4,901,546	5,443,131	5,820,605	6,226,742

CWIP Currently in Rates					264,325

June 30, 2010 Actual Incremental CWIP Not Currently in Rates					401,423

*Applicable index escalation rates for 2010 are estimated. Escalation is subject to restatement when actual indices for 2010 are final.

Notes:
Current Period AFUDC rate applied	7.10%

The AFUDC rate applied is the current SCE&G rate. AFUDC rates can vary with changes in market interest rates, SCE&G’s embedded cost of capital, capitalization ratios, construction work in process, and SCE&G’s short-term debt outstanding.

These figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

Appendix 2, Chart B

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018

Annual Project Cash Flow(per order)	6,559,575	21,723	100,905	389,024	500,521	605,164	891,411	962,846	839,011	756,003	596,227	423,986	472,752
Capital Cost Rescheduling Contingency
Contingency Pool Timing Adjustment	—	—	—	(36,806)	36,806	—	—	—	—	—	—	—	—
Net	6,559,575	21,723	100,905	352,218	537,327	605,164	891,411	962,846	839,011	756,003	596,227	423,986	472,752

Project Cash Flow Target	5,894,096	21,723	100,905	343,289	473,108	543,314	831,241	885,325	757,782	671,899	513,231	361,261	391,019

Total Revised Project Cash Flow	5,896,976	21,723	100,905	340,003	497,595	481,036	860,008	914,771	756,399	674,463	514,473	353,790	381,809

Comparison of Revised Cash Flow to Target

Year over Year Change	2,880	—	0	(3,286)	24,488	(62,278)	28,767	29,446	(1,383)	2,564	1,242	(7,471)	(9,210)

Cumulative Revised Project Cash Flow		21,723	122,628	462,632	960,227	1,441,263	2,301,271	3,216,042	3,972,441	4,646,904	5,161,377	5,515,167	5,896,976

Cumulative Project Cash Flow(Target)		21,723	122,628	465,917	939,025	1,482,339	2,313,579	3,198,904	3,956,686	4,628,585	5,141,816	5,503,077	5,894,096
Timing Adj.on EPC Billing Methodology		—	—	1,742	(1,362)	—	—	—	—	—	—	—	—
Adjusted Cumulative target		21,723	122,628	467,660	939,405	1,482,719	2,313,960	3,199,285	3,957,067	4,628,966	5,142,197	5,503,458	5,894,477

Over/(Under)-Before Contingency		—	0	(5,028)	20,821	(41,457)	(12,689)	16,757	15,374	17,938	19,180	11,709	2,499

Projected Cumulative Available Contingency *		—	—	—	60,401	97,966	144,968	194,108	243,342	285,251	313,987	342,404	356,993

Cumulative Use of Contingency					20,821	(41,457)	(12,689)	16,757	15,374	17,938	19,180	11,709	2,499

Projected Net Contingency Available		—	—	—	39,579	139,422	157,657	177,351	227,968	267,313	294,807	330,695	354,494

* For simplicity, contingency numbers are stated in 2007 dollars.  Actual available contingency is expected to be higher due to escalation.

These figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

Appendix 2, Chart C

Contingency Schedule

(Thousands of $)

		Actual		Projected
	Total	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Revised Schedule Projected Contingency	438,291	—	37,858	40,770	49,410	55,475	57,450	56,287	49,823	29,746	32,424	29,049

Contingency Pool Timing Adjustment	—	—	(36,806)	36,806	—	—	—	—	—	—	—	—

Change in Estimated Project Base Costs	81,298	—	1,052	17,175	11,846	8,472	8,310	7,053	7,914	1,010	4,006	14,460

Revised Contingency Forecast(net of base cost change)	356,993	—	(0)	60,401	37,564	47,002	49,140	49,234	41,909	28,736	28,417	14,589

Cumulative Contingency Available(net of base cost change)*		—	(0)	60,401	97,965	144,968	194,108	243,342	285,251	313,987	342,404	356,993

Application of Contingency to Timing Variance	2,499	—	—	20,821	(62,278)	28,767	29,446	(1,383)	2,564	1,242	(7,471)	(9,210)

Cumulative Use of Contingency(Timing Related)		—	—	20,821	(41,457)	(12,689)	16,757	15,374	17,938	19,180	11,709	2,499

Cumulative Net Contingency Available		—	(0)	39,580	139,422	157,657	177,351	227,968	267,313	294,807	330,696	354,494

* For simplicity, contingency numbers are stated in 2007 dollars.  Actual available contingency is expected to be higher due to escalation.

APPENDIX 3

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2010

For comparison purposes, Appendix 3 provides the unadjusted schedule of capital costs for the project which was approved by the Commission in Order No. 2010-12 as the Approved Capital Cost of the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(2) as well as the forecast of AFUDC expense based on these unadjusted schedules and the AFUDC rates that were current at the time of Order No. 2010-12.  Appendix 3 is intended to provide a fixed point of reference for future revisions and updating.  While the schedule of costs contained on Appendix 3 is subject to revision for escalation, changes in AFUDC rates and amounts, capital cost scheduling contingencies and other contingency adjustments as authorized in Order No. 2009-104A, no such adjustments have been made to the schedules presented here.   Appendix 3 includes the $438 million contingency fund. The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

These figures include the $438 million contingency fund.  The South Carolina Supreme Court, however, has determined that the contingency fund was inappropriately included in the capital cost projections approved under the Base Load Review Act. Adjusted figures will be supplied in future filings.

Appendix 3

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

		Actual		Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2010-12

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment						CONFIDENTIAL
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Projects	308,591	—	27	555	1,502	3,043	4,864	9,947	24,850	37,443	43,451	81,739	101,171

Total Base Project Costs(2007 $)	4,096,455	21,723	97,494	325,826	392,677	444,400	614,959	614,378	488,205	412,858	302,460	186,739	194,736
Total Project Contingency(2007 $)	438,291	—	—	37,858	40,770	49,410	55,475	57,450	56,287	49,823	29,746	32,424	29,049
Total Project Commitment(2007$)	4,534,746	21,723	97,494	363,684	433,447	493,810	670,434	671,828	544,492	462,681	332,206	219,162	223,785

Total Project Escalation	2,024,830	—	3,411	25,340	67,074	111,355	220,977	291,019	294,518	293,322	264,022	204,824	248,967

Total Revised Project Cash Flow	6,559,576	21,723	100,905	389,024	500,521	605,165	891,411	962,847	839,010	756,003	596,228	423,986	472,752

Cumulative Project Cash Flow(Revised)		21,723	122,628	511,653	1,012,174	1,617,339	2,508,749	3,471,596	4,310,606	5,066,609	5,662,837	6,086,823	6,559,575

AFUDC(Capitalized Interest)	315,739	645	3,496	15,973	23,979	28,098	36,328	45,517	45,035	39,297	25,923	22,789	28,659

Construction Work in Process		22,368	126,769	531,766	1,056,267	1,689,529	2,617,267	3,625,631	4,509,676	5,304,977	5,927,128	6,373,904	6,875,315

APPENDIX 4

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104A

Quarter Ending June 30, 2010

Appendix 4 shows the changes in the inflation indices approved in Order No. 2009-104A.  Included is a ten year history of the Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index.  The change in the relevant indices from the Combined Application is also provided.

Appendix 4, Chart A

Inflation Indices, Chart A

HW All Steam Generation Plant Index, January 2010

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2010	536	-1.29%	3.89%	5.21%	4.32%
2009	543	4.83%	7.19%	7.19%
2008	518	8.14%	7.50%	6.65%
2007	479	8.62%	7.66%	5.51%
2006	441	5.76%	5.49%	4.17%
2005	417	8.59%	4.39%	3.42%
2004	384	2.13%	2.17%
2003	376	2.45%	2.13%
2002	367	1.94%
2001	360	1.98%
2000	353

	BLRA
	Filing	Update
	Jul-07	Jan-10

HW All Steam Index:
One year	7.68%	-1.29%
Five Year	5.74%	5.21%

Appendix 4, Chart B

Inflation Indices, Chart B

HW All Steam and Nuclear Generation Plant Index, January 2010

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2010	536	-1.11%	3.89%	5.26%	4.34%
2009	542	4.84%	7.21%	7.20%
2008	517	7.93%	7.52%	6.66%
2007	479	8.86%	7.75%	5.57%
2006	440	5.77%	5.51%	4.19%
2005	416	8.62%	4.40%	3.43%
2004	383	2.13%	2.18%
2003	375	2.46%	2.13%
2002	366	1.95%
2001	359	1.99%
2000	352

	BLRA
	Filing	Update
	Jul-07	Jan-10

HW All Steam/Nuclear Index:
One year	7.69%	-1.11%
Five Year	5.75%	5.26%

Appendix 4, Chart C

Inflation Indices, Chart C

HW All Transmission Plant Index, January 2010

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2010	556	-4.14%	3.68%	5.74%	4.63%
2009	580	7.41%	8.11%	8.60%
2008	540	7.78%	8.48%	7.71%
2007	501	9.15%	9.27%	6.10%
2006	459	8.51%	7.21%	4.76%
2005	423	10.16%	4.28%	3.51%
2004	384	2.95%	1.72%
2003	373	-0.27%	1.48%
2002	374	2.47%
2001	365	2.24%
2000	357

	BLRA
	Filing	Update
	Jul-07	Jan-10

HW All Transmission Plant Index
One year	8.82%	-4.14%
Five Year	6.86%	5.74%

Appendix 4

Inflation Indices, Chart D

GDP Chained Price Index,  2009

SERIESTYPE	UNIT	SHORT LABEL	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009

Chained Price Index—Gross Domestic Product
U.S. Macro - 10 Year Baseline	(2005=100)	Chained price index-gross domestic product , Source: BEA , Units: index- 2005=100.0	88.65	90.65	92.11	94.10	96.77	100.00	103.26	106.22	108.48	109.75
Annual Percent change			2.17%	2.26%	1.61%	2.16%	2.84%	3.34%	3.26%	2.87%	2.13%	1.17%
3-Year Annual Percent change					2.01%	2.01%	2.20%	2.78%	3.14%	3.15%	2.75%	2.05%
5-Year Annual Percent change							2.21%	2.44%	2.64%	2.89%	2.88%	2.55%
10-Year Annual Percent change												2.38%
Consumer Price Index, All-Urban
U.S. Macro - 10 Year Baseline	Index	Consumer price index, all-urban , Source: BLS , Units: - 1982-84=1.00	1.72	1.77	1.80	1.84	1.89	1.95	2.02	2.07	2.15	2.15
Percent change			3.37%	2.82%	1.60%	2.30%	2.67%	3.37%	3.23%	2.86%	3.69%	0.00%
3-Year Annual Percent change					2.59%	2.24%	2.19%	2.78%	3.09%	3.15%	3.26%	2.17%
5-Year Annual Percent change							2.55%	2.55%	2.63%	2.88%	3.16%	2.62%
10-Year Annual Percent change												2.58%
Producer Price Index—Finished Goods
U.S. Macro - 10 Year Baseline	(1982=1.0)	Producer price index-finished goods , Source: BLS , Units: index- 1982=1.0	1.38	1.41	1.39	1.43	1.49	1.56	1.60	1.67	1.77	1.73
Percent change			3.76%	1.94%	-1.30%	3.18%	3.98%	4.70%	2.56%	4.38%	5.99%	-2.26%
3-Year Annual Percent change					1.44%	1.26%	1.93%	3.95%	3.74%	3.87%	4.30%	2.64%
5-Year Annual Percent change							2.29%	2.48%	2.60%	3.76%	4.31%	3.03%
10-Year Annual Percent change												2.66%

	BLRA
	Filing	Update
	Jul-07	Jan-10

GDP Chained Price Index
One year	2.66%	1.17%
Five Year	2.81%	2.55%